		Centex- 2004 D: RFC Request as of July 31, 2004

LTV and Fico - 1st Lien	Fico	Fico 450 to 500	Fico 501 to 550	Fico 551 to 600	Fico 601 to 650	Fico 651 to 700	Fico>700	Total
10.78 - 59.99	0	0	1.11	1.72	1.95	1.3	1.89	7.97
60.00 - 70.00	0	0.01	1.68	2.6	3.13	1.9	1.31	10.64
70.01 - 80.00	0	0.12	4.68	9.03	10.92	6.62	4	35.36
80.01 - 90.00	0	0.03	6.44	12.3	10.95	4.95	1.85	36.53
90.01 - 100.00	0	0	2.15	3.69	2.56	0.87	0.24	9.5
WtAvg 78.60	0	0.17	16.06	29.34	29.51	15.64	9.28	100

LTV and Fico - 2nd Lien	Fico	Fico 450 to 500	Fico 501 to 550	Fico 551 to 600	Fico 601 to 650	Fico 651 to 700	Fico>700	Total
4.77 - 59.99	0	0.35	19.84	32.04	31.16	13.31	3.02	99.71
60.00 - 70.00	0	0	0	0.29	0	0	0	0.29
WtAvg 18.51	0	0.35	19.84	32.33	31.16	13.31	3.02	100